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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of the LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio and LifePath 2050 Portfolio, each a series of Barclays Global Investors Funds, which are also incorporated by reference into the Registration Statement. In addition, we hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of the Bond Index Fund, Government Money Market Fund, Institutional Money Market Fund, Prime Money Market Fund, S&P 500 Stock Index Fund and Treasury Money Market Fund, each a series of Barclays Global Investors Funds, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our reports dated February 20, 2009, relating to the financial statements which appear in the December 31, 2008 Annual Reports to Interestholders of the Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio and LifePath 2050 Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement. In addition, we consent to the incorporation by reference of our reports dated February 20, 2009, relating to the financial statements which appear in the December 31, 2008 Annual Reports to Interestholders of the Bond Index Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, S&P 500 Index Master Portfolio and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2009